UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2017

Jack Cooper Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-210698	26-4822446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut Street, Suite 2400 Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (816) 983-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01.      Regulation FD Disclosure.

The information set forth in Item 8.01 below is incorporated by reference into this Item 7.01.

Item 8.01.      Other Events.

On June 1, 2017, Jack Cooper Enterprises, Inc. (“JCEI”) and Jack Cooper Holdings Corp. (“JCHC” and, together with JCEI, the “Company”) announced today that the Company has reached an agreement in principle with an ad hoc group (the “Ad Hoc Group”) of holders of the JCHC 9.25% Senior Secured Notes due 2020 (the “JCHC Notes”) on the terms of a consensual restructuring transaction.  The Ad Hoc Group holds 74.45% of the JCHC Notes and 14.63% of the JCEI 10.50%/11.25% Senior PIK Toggle Notes due 2019 (the “JCEI Notes” and together with the JCHC Notes, the “Existing Notes”).  The Ad Hoc Group is also working together with other noteholders that together with the Ad Hoc Group hold 86.26% of the JCHC Notes and 42.16% of the JCEI Notes.

The parties have agreed that the Company will amend the terms of the previously announced cash tender offer (the “Existing JCEI Offer”) to purchase any and all of the JCEI Notes and exchange offer (the “Existing JCHC Offer” and together with the Existing JCEI Offer, the “Existing Offers”) for any and all of the JCHC Notes for cash and warrants to purchase shares of non-voting common stock of JCEI described in the offer to purchase and offering memorandum (as amended, the “Offering Memorandum”) to provide for the following:

•	Amended JCHC Offer. Eligible Holders of JCHC Notes that tender their JCHC Notes and are Consenting Holders (as defined below) will receive:
o	$550 in cash for each $1,000 of JCHC Notes tendered(which includes a $50 Consent and Forbearance Payment), and
o

warrants to purchase non-voting common stock of JCEI (which in the aggregate, assuming full participation in the Amended JCHC Offer, will equal 10% of the common equity of JCEI on a fully-diluted basis and after giving effect to any additional equity issued in connection with obtaining financing to fund the transactions) (the “Amended JCHC Offer”). No accrued and unpaid interest will be paid in connection with the Amended JCHC Offer.

•

Amended JCEI Offer.  Eligible Holders of JCEI Notes that tender their JCEI Notes and are Consenting Holders will continue to receive $150 in cash for each $1,000 of JCEI Notes tendered (which includes a $11.50 Consent and Forbearance Payment) (the “Amended JCEI Offer” and together with the Amended JCHC Offer, the “Amended Offers”). No accrued and unpaid interest will be paid in connection with the Amended JCEI Offer.

Subject to agreement upon mutually acceptable definitive documentation, each member of the Ad Hoc Group has agreed in principle to tender their Existing Notes pursuant to the terms of the Amended Offers, deliver their applicable Consents (as defined in the Offering Memorandum) in the Consent Solicitation (as defined in the Offering Memorandum) and vote in favor of a prepackaged plan of reorganization (the “Prepackaged Plan”) that would be implemented if the revised minimum tender conditions described below are not satisfied. The parties also intend to negotiate and enter into a mutually acceptable form of restructuring support agreement (the “Restructuring Support Agreement”), pursuant to which they will agree to support and take all actions necessary to consummate the Amended Offers and/or the Prepackaged Plan.

The Company also announced a fourth extension of the Existing Offers.  The Existing Offers are now scheduled to expire at 5:00 p.m., New York City time, on Monday, June 12, 2017, unless further extended or earlier terminated in accordance with the Offering Memorandum.  The Company intends to distribute an amended and restated Offering Memorandum to Eligible Holders containing the terms of the Amended Offers as promptly as practicable.

As of 5:00 p.m., New York City time, on May 30, 2017, 51.37% of the JCEI Notes had been validly tendered and not withdrawn pursuant to the Existing JCEI Offer. However, as of 5:00 p.m., New York City time, on May 30, 2017, 0.00% of the Existing JCHC Notes had been validly tendered and not withdrawn pursuant to the Existing JCHC

Offer.  The withdrawal deadlines for the Offers have not been extended, but will be extended in connection with the Amended Offers when the amended and restated Offering Memorandum is distributed to Eligible Holders.

Pursuant to the Amended Offers, only Eligible Holders that validly tender their Existing Notes, deliver their Consents in the Consent Solicitation, vote in favor of the Plan and deliver signed joinders to the Restructuring Support Agreement (such holders, “Consenting Holders”) will receive the applicable Consent and Forbearance Payment. The Total Consideration for any Non-Consenting Holders in the Amended Offers will be reduced by the amount of the Consent and Forbearance Payment (the reductions for which will be $50 for the Amended JCHC Offer and $11.50 for the Amended JCEI Offer).

The Amended Offers will be conditioned, among other things, upon a minimum tender condition of 98% in the Amended JCEI Offer and 98% in the Amended JCHC Offer (collectively, the “Minimum Threshold”). If the Minimum Threshold is not satisfied, but the Company receives the requisite approvals for the Prepackaged Plan, the Company will file a case under Chapter 11 of the Bankruptcy Code to effectuate the Amended Offers. The Prepackaged Plan will compromise only the rights of the holders of Existing Notes. All other creditors of the Company are expected to be paid in the ordinary course of business.

The agreed upon cash consideration of $550 per $1,000 of JCHC Notes that will be payable pursuant to the Amended JCHC Offer includes all accrued and unpaid interest through the date of settlement, including amounts that would otherwise be payable to holders of the JCHC Notes on June 1, 2017. As a result, and in order to effect the Amended Offers, the Company is not making the interest payment due on the JCHC Notes on the June 1, 2017 interest payment date. Instead, as part of the agreement in principle with the Ad Hoc Group, the Company will exercise its right to use the 30-day grace period permitted under the indenture governing the JCHC Notes, during which time the Company intends to consummate the Amended JCHC Offer.  No event of default will result during this 30-day grace period from the Company delaying this payment to effect the Amended JCHC Offer.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities nor a solicitation of consents. The Offers are being made only pursuant to the Offering Memorandum and the related Consent and Letter of Transmittal. The Offers are being made only persons who (i) certify that they are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) certify that they are not “U.S. person” and are outside of the United States within the meaning of Regulation S under the Securities Act and are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01.      Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is attached hereto.

99.1       Press release, dated June 1, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jack Cooper Holdings Corp.

Date: June 1, 2017	By:	/s/ Kyle Haulotte
Kyle Haulotte
Chief Financial Officer